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                                                                    EXHIBIT 23.2


INDEPENDENT AUDITORS' CONSENT

Board of Directors
American European Corporation and Subsidiaries
Atlanta, Georgia

We consent to the use in this Registration Statement of EduTrek International, Inc. (the "Company") on Form S-1 of our report with respect to American European Corporation and Subsidiaries dated June 18, 1997 appearing in the Prospectus, which is a part of this Registration Statement, and to the references to us under the headings "Selected Consolidated Financial Data" and "Experts" in such Prospectus.



DELOITTE & TOUCHE LLP

Atlanta, Georgia
June 19, 1997